Exhibit 99.1

            Aphton Announces S-3 Effective to Sell 1.5 Million Shares

                                January 31, 2002

     MIAMI, FL - Aphton Corporation (Nasdaq: APHT) Aphton announced today that the SEC declared its registration statement on Form S-3 effective to sell 1.5 million shares of common stock. The proceeds of the financing will be used for general corporate purposes, including to fund Aphton's on-going clinical trials and operations.

     A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state.

     Aphton Corporation is a biopharmaceutical company in one Phase III and three Phase II clinical trials developing products using its innovative vaccine-like technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases; and for the prevention of pregnancy. Aphton has several strategic alliances including strategic alliances with Aventis Pasteur (NYSE:AVE) and GlaxoSmithKline (NYSE:GSK).

     Except for the historical information herein, the matters discussed herein are forward-looking statements that involve a number or risks and uncertainties and are not a guarantee of future performance. Future results may vary significantly based on a number of factors including, but not limited to, intellectual property risks, risks in regulatory and market acceptance of new products and continuing demand for same, the impact of competitive products and pricing, changing economic conditions and other risk factors that are inherent in the drug development process and the company's business including those set forth in Aphton's most recent 10-K and other filings with the Securities and Exchange Commission. It is not possible to predict or identify all such risk factors that could cause actual results to differ from expected or historical results. The company's actual results could differ from these forward-looking statements and the company undertakes no obligation to update publicly any forward-looking statement, except as may be required under applicable securities law.

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Contact:  Aphton Corporation, Miami
J.L. Whitmore, 305/374-7338 (Investor Relations)